UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported): July 31, 2013

WIN GLOBAL MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-51255	98-0374121
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6 Yehezkel Koifman Street, Tel-Aviv, Israel	68012
(Address of Principal Executive Offices)	(Zip Code)

(972)-73-705-8000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 31, 2013, the registrant's board of directors resolved to terminate the registration of the registrant’s shares with the Securities and Exchange Commission (the "SEC"). The registrant intends to file a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or about August 23, 2013. As a result of the filing of the Form 15, the registrant's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will be suspended and is expected to cease within 90 days. As a result of deregistration and filing of Form 15, the registrant’s shares are expected to cease trading on the OTC QB. Notwithstanding, the registrant intends to timely file its quarterly report on Form 10-Q for the three and six months ended June 30, 2013.

In addition, the registrant announced that it would consider seeking registration of its stock capital in other favorable markets such as the UK.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K contains express or implied forward-looking statements. These forward-looking statements include, but are not limited to, those statements regarding the registrant’s plans to terminate the registration of its shares of common stock with the SEC, the registrant’s intention to timely file its Form 10-Q, or the registrant’s consideration to list its shares in more favorable markets.  Such "forward-looking statements" involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from those projected. For example, the SEC may prevent us from terminating our registration and we may not be successful in listing our shares in another market and even if we do list our shares in another market there is no guarantee that such other market will be favorable to us. Except as otherwise required by law, the registrant is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIN GLOBAL MARKETS, INC.
(registrant)
	By:	/s/ Shimon Citron
Date: July 31, 2013		Shimon Citron
Chief Executive Officer